SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C.  20549

                                           Form  8-A
                       For Registration of Certain Classes of Securities
                            Pursuant to Section 12(b) or (g) of the
                                Securities Exchange Act of 1934

                                    AREMISSOFT CORPORATION
                    (Exact name of registrant as specified in its charter)

                      DELAWARE                                68-0413929
            (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                Identification No.)

                     60 BISHOPSGATE, LONDON EC2N 4AJ, ENGLAND
                 (Address and zip code of principal executive offices)

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this Form relates (if applicable): 333-58351

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

               None                                              N/A

Securities to be registered pursuant to Section 12(g) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

        Common Stock                            NASDAQ - National Market System

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the Registrant's Common Stock is incorporated by reference to the Company's Prospectus included in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 1, 1998 (File No. 333-58351) (the "Registration Statement on Form S-1") is incorporated herein by reference.

ITEM 2.  EXHIBITS.

        The following exhibits are filed herewith (or incorporated by reference as indicated below):

        1. Registration Statement on Form S-1 is incorporated herein by reference.

        2. Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1.

        3. Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1.

        4.     Specimen  Common Stock  Certificate  incorporated by reference to
               Exhibit 4.1 to Pre-effective Amendment No. 1 to the Company's Registration Statement on Form S-1, incorporated herein by reference.

                                           SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            AREMISSOFT CORPORATION,
                                            A DELAWARE CORPORATION



                                            By:   ROYS POYIADJIS
                                                  Roys Poyiadjis,
                                                  President
Date:   April 5, 1999